UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

THE COAST DISTRIBUTION SYSTEM, INC.

Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California		95037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Compensatory Plan for Executive Officers

A cash bonus plan for the Company’s fiscal year ending December 31, 2011 (the “2011 Plan”) was adopted, effective as of March 15, 2011, for the Company’s five executive officers. Set forth below is a summary of the material terms of the Cash Bonus Plan, which is qualified by reference to the Plan, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Purpose of the Cash Bonus Plan. The primary purpose of the 2011 Plan is to promote the interests of the Company and its stockholders by (i) providing meaningful financial incentives for the Company’s executive officers to make a significant contribution to the achievement, by the Company, of financial goals for the Company’s fiscal year ending December 31, 2011 (“fiscal 2011”), and (ii) making a significant portion of each Participant’s cash compensation for fiscal 2011 dependent on the Company’s achievement of those goals.

Plan Participants. The participants in the 2011 Plan (the “Plan Participants”) are the Company’s Chief Executive Officer and its four other executive officers (the “Plan Participants”): James Musbach, President & CEO; Thomas R. McGuire, Executive Chairman; Sandra A. Knell, Executive Vice President and Chief Financial Officer; Dennis Castagnola, Executive Vice President — Proprietary Products; and David Berger, Executive Vice President – Operations.

Administration of the 2011 Plan. The 2011 Plan will be administered and all decisions and determinations with respect to the Plan will be made by the Compensation Committee of the Board of Directors.

Summary of Bonus Compensation Opportunities and Awards.

1. Establishment of Bonus Pool. Bonuses under the 2011 Plan will be paid from a bonus pool, the amount of which will depend upon the amount of the Company’s fiscal 2011 earnings before income taxes, calculated before any accrual is made for any 2011 Bonus Plan awards (“Pre-Tax Earnings”). However, no bonus pool will be established and no bonus awards will be made under the 2011 Plan unless the Company’s fiscal 2011 Pre-Tax Earnings in fiscal 2011 total least $1.5 million (the “Threshold Performance Goal”). If the Threshold Performance Goal is achieved or exceeded, the amount of the bonus pool will range from approximately 4.5% up to a maximum of approximately 9.0% of the Company’s fiscal 2011 Pre-Tax Earnings.

2. Bonus Opportunities. The Committee has established the following respective Threshold and Maximum Bonus Award opportunities, under the 2011 Plan, for each of the Company’s CEO, and four other executive officers, in each case expressed as a percentage of their respective annual salaries in fiscal 2011:

	Range of Potential Bonus Awards as a Percentage of 2011 Annual Salary
2011 Plan Participants	Threshold Award	Maximum Award

James Musbach, President & CEO	10.0%	100.0%

Thomas R. McGuire, Executive Chairman	5.0%	33.3%

Sandra A. Knell, Executive V.P. & Chief Financial Officer	5.0%	100.0%

Dennis Castagnola, Executive V.P. – Proprietary Products	5.0%	100.0%

David Berger, Executive V.P. – Operations	5.0%	100.0%

If the 2011 Threshold Performance Goal is achieved, but not exceeded, then the Plan Participants named above could earn the Threshold Bonus Award set forth in the table above. If, on the other hand, the Threshold Performance Goal is exceeded, then, depending on the extent to which the Company’s 2011 Threshold Performance Goal is exceeded, the Plan Participants could earn bonus awards ranging as follows: (i) in the case of the Company’s CEO, from 15% up to the Maximum Award of 100% of his 2011 annual salary, (ii) in the case of the Company’s Executive Chairman, from 10% up to a Maximum Award of 33.3% of his 2011 annual salary, and (iii) in the case of each of the Company’s three Executive Vice Presidents, from 10% up to a Maximum Award of 100.0% of his/her respective 2011 annual salary.

3. Conditions to the Awarding and Receipt of Bonus Awards. To be eligible to receive a bonus award under the 2011 Plan, a Participant must remain in the continuous service of the Company or any subsidiary until the earlier of the following dates: (i) December 31, 2011 or (ii) the date on which, if any, that a change of control of the Company is consummated (the “Eligibility Date”). A Plan Participant that fails to meet this requirement will not be deemed to have earned and will not be entitled to receive any bonus award under the 2011 Plan, whether prorated or otherwise.

4. Changes to Financial Performance Goal due to Extraordinary Events. The Compensation Committee may adjust or change the amount of the Bonus Pool or any Participant’s potential bonus compensation award to reflect the occurrence of (i) any extraordinary event, (ii) any material corporate transaction, (iii) any material changes in corporate capitalization, accounting rules or principles or in the Company’s methods of accounting, (iv) any material changes in applicable law, or (v) any other material change of similar nature (each, an “Extraordinary Event”), but only if the Extraordinary Event was not reasonably foreseeable at the time the amounts of the bonus pool and the potential bonus awards under the Plan were established and would, in the sole opinion of the Committee (x) make it unlikely that the Threshold Performance Goal will be achieved, or (y) enable the Company to achieve Pre-Tax Earnings that would not have been likely to be generated in the absence of the occurrence of the Extraordinary Event. The 2011 Plan provides, however, that the occurrence of changes in the competitive environment or changes in economic or market conditions in the Company’s markets, whether or not expected or reasonably foreseeable, will not by themselves constitute Extraordinary Events that may be the basis for any of the foregoing changes.

5. Amendments to or Termination of 2011 Plan. The 2011 Plan may be amended or modified or terminated by action of the Compensation Committee at any time prior to the Eligibility Date (as set forth above). As a result, at any time prior to the Eligibility Date, the amount of any bonus award that a Participant may earn or receive under the 2011 Plan may be changed and a Participant’s rights under the 2011 Plan may be modified or altogether terminated by the Compensation Committee, in its sole and absolute discretion.

6. Determination of Bonus Awards. The Compensation Committee shall, in its sole and absolute discretion, determine whether and the extent to which the Company has achieved or exceeded the Threshold Performance Goal under the 2011 Plan as soon as practicable after the Eligibility Date, in accordance with the same generally accepted accounting principles that are to be used to prepare the Company’s annual financial statements for Fiscal 2011 that are to be filed with the SEC.

7. Payment of Bonus Awards. Subject to satisfaction of any conditions or requirements set forth in the 2011 Plan, a Bonus Award determined by the Committee to have been earned by a Plan Participant will be paid to him or her in cash, less applicable payroll and other withholdings, within thirty (30) days following such determination, but in no event later than the 75th calendar day following the end of fiscal 2011.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Copy of The Coast Distribution System, Inc. 2011 Management Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: March 21, 2011	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	Copy of The Coast Distribution System, Inc. 2011 Management Bonus Plan.

E-1